UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 12, 2008 (September 8, 2008)

EV Energy Partners, L.P.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20-4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 9, 2008, EV Energy Partners, L.P. (the "Partnership") announced it had closed its previously announced acquisitions of natural gas and oil properties in the San Juan Basin, Mid-Continent (Oklahoma, Texas Panhandle and Kansas), Eastland County, Texas and West Virginia for $173.5 million in cash and 1,145,123 common units of the Partnership. The common units were issued to EnerVest, Ltd. as part of the consideration for its share of the net proceeds from the sale of the San Juan Basin and West Virginia assets to the Partnership. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 8, 2008, the Partnership closed its previously announced acquisitions of natural gas and oil properties in the San Juan Basin, Mid-Continent (Oklahoma, Texas Panhandle and Kansas), Eastland County, Texas and West Virginia for $173.5 million in cash and 1,145,123 common units of the Partnership. The cash portion of the four acquisitions was funded through borrowings under the Partnership’s existing credit agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 3.02 Unregistered Sale of Securities.

The disclosure set forth above under Item 2.01 to this Current Report is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits. (Information furnished in this Item 9.01 is furnished pursuant to Item 7.01.)

(d)	Exhibits.

	99.1	News Release of EV Energy Partners, L.P. dated September 9, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: September 12, 2008	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV Management LLC, general partner of EV Energy GP, L.P., general partner of EV Energy Partners, L.P

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release of EV Energy Partners, L.P. dated September 9, 2008